EXHIBIT 3.11

DISS STK
State of California Secretary of State

DOMESTIC STOCK CORPORATION
CERTIFICATE OF DISSOLUTION
There is no fee for filing a Certificate of Dissolution.
IMPORTANT – Read instructions before completing this form.	This Space For Filing Use Only

CORPORATE NAME (Enter the name of the domestic stock corporation exactly as it is of record with the California Secretary of State.)
1.	Name of corporation
CAREVIEW COMMUNICATIONS, INC.
REQUIRED STATEMENTS (The following statements are required by statute and should not be altered.)
2.	a)

A final franchise tax return, as described by Section 23332 of the Revenue and Taxation Code, has been or will be filed with the Franchise Tax Board, as required under Part 10.2 (commencing with Section 18401) of Division 2 of the Revenue and Taxation Code.

	b)	The corporation has completely wound up.
	c)	The corporation is dissolved.
DEBTS & LIABILITIES (Check the applicable statement. Note: Only one box may be checked.)
3.	☐	The corporation’s known debts and liabilities have been actually paid.
	☐	The corporation’s known debts and liabilities have been paid as far as its assets permitted.
☑

The corporation’s known debts and liabilities have been adequately provided for by their assumption and the name and address of the assumer is Ecogate, Inc., a Nevada corporation, 5669 Whitnall Hwy., North Hollywood, CA 91601

☐

The corporation’s known debts and liabilities have been adequately provided as far as its assets permitted.

(Specify in an attachment to this certificate (incorporated herein by this reference) the provision made and the address of the corporation, person or governmental agency that has assumed or guaranteed the payment or the name and address of the depositary with which deposit has been made or other information necessary to enable creditors or others to whom payments is to be made to appear and claim payment.)

	☐	The corporation never incurred any known debts or liabilities.
ASSETS (Check the applicable statement. Note: Only one box may be checked.)
4.	☑	The known assets have been distributed to the persons entitled thereto.
	☐	The corporation never acquired any known assets.

ELECTION    (Check the “YES” or “NO” box, as applicable. Note: If the “NO” box is checked, a Certificate of Election to Wind Up and Dissolve pursuant to Corporations Code section 1901 must be filed prior to or together with this Certificate of Dissolution.)

5.	The election to dissolve was made by the vote of all the outstanding shares. ☐ YES ☑ NO

VERIFICATION & EXECUTION    (If additional signature space is necessary, the dated signature(s) with verification(s) may be made on an attachment to this certificate. Any attachments to this certificate are incorporated herein by this reference.)

6.

The undersigned constitute(s) the sole director or a majority of the directors now in office. I declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

11/21/07
Date

/s/ Steve Johnson	STEVE JOHNSON
Signature of Director	Type or Print Name of Director

/s/ Henry Burkhalter	HENRY BURKHALTER
Signature of Director	Type or Print Name of Director

/s/ David Webb	DAVID WEBB
Signature of Director	Type or Print Name of Director
DISS STK (REV 03/2007)	APPROVED BY SECRETARY OF STATE